Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-261405, 333-257878, 333-248576, 333-239799) and Form S-3 (No. 333- 257798) of RYVYL Inc. of our report dated March 28, 2025, relating to the consolidated financial statements of RYVYL Inc., for the years ended December 31, 2024 and 2023, which appears in this Annual Report on Form 10-K.

/s/ Simon & Edward, LLP

Rowland Heights, CA

Date: March 28, 2025